Exhibit 3.2

GENERAL BY-LAWS OF

FUSION PHARMACEUTICALS INC.

(the “Corporation”)

TABLE OF CONTENTS

1 - DEFINITIONS		1
1.1	Definitions	1
1.2	Interpretation	1
1.3	Execution in Counterpart, by Facsimile and by Electronic Signature	2

2 - GENERAL BUSINESS		2
2.1	Registered Office	2
2.2	Seal	2
2.3	Fiscal Year	2
2.4	Execution of Instruments	2
2.5	Banking Arrangements	3
2.6	Voting Rights in Other Bodies Corporate	3

3 - DIRECTORS		3
3.1	Duties of Directors	3
3.2	Qualifications of Directors	3
3.3	Number of Directors	3
3.4	Quorum	3
3.5	Election and Term	3
3.6	Advance Notice for Nomination of Directors	4
3.7	Removal of Directors	7
3.8	Cessation of Office	8
3.9	Resignation	8
3.10	Vacancies	8
3.11	Borrowings	8
3.12	Action by the Board	9
3.13	Delegation	9
3.14	Resolution in writing	9
3.15	Meetings by Telephone, Electronic or other Communication Facility	9
3.16	Place of Meetings	9
3.17	Calling of Meetings	9
3.18	Notice of Meetings	10
3.19	First Meeting of New Board	10
3.20	Adjourned Meeting	10
3.21	Votes to Govern	10
3.22	Chairperson and Secretary	10
3.23	Remuneration and Expenses	10
3.24	Conflict of Interest	11
3.25	Dissent	11

4 - COMMITTEES		11
4.1	Committees of the Board	11
4.2	Procedure	11
4.3	Audit Committee	12

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5 - OFFICERS		12
5.1	Appointment of Officers	12
5.2	Disclosure of Interest	12
5.3	Mandate	12
5.4	Employment Conditions and Remuneration	12

6 - PROTECTION OF DIRECTORS AND OFFICERS		13
6.1	Indemnity of Directors and Officers	13
6.2	Insurance	13

7 - MEETINGS OF SHAREHOLDERS		14
7.1	Annual Meetings	14
7.2	Special Meetings	14
7.3	Place of Meetings	14
7.4	Participation in Meetings by Electronic, Telephonic or Other Means	14
7.5	Notice of Meetings	14
7.6	Waiver of Notice	15
7.7	Record Date for Notice	15
7.8	Chair and Secretary	15
7.9	Quorum	15
7.10	Persons Entitled to Vote	16
7.11	Proxies and Representatives	16
7.12	Time for Deposit of Proxies	16
7.13	Joint Shareholders	17
7.14	Votes to Govern	17
7.15	Casting Vote	17
7.16	Show of Hands	17
7.17	Ballots	17
7.18	Advance Notice for Proposals	17
7.19	Adjournment and Termination	18
7.20	Storage of Ballots and Proxies	18

8 - SECURITIES AND CERTIFICATES		18
8.1	Issuance of Securities	18
8.2	Payment of Shares	19
8.3	Securities Register	19
8.4	Register of Transfer	19
8.5	Registration of Transfer	19
8.6	Registered Ownership	20
8.7	Security Certificates	20
8.8	Certificated Securities	20
8.9	Electronic, Book-Based or Other Non-Certificated Registered Positions	20
8.10	Replacement of Securities Certificates	21

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8.11	Joint Shareholders	21
8.12	Deceased Securityholders	21

9 - DIVIDENDS AND RIGHTS		21
9.1	Dividends	21
9.2	Dividend Cheques	22
9.3	Non-receipt or Loss of Cheques	22
9.4	Record Date for Dividends and Rights	22
9.5	Unclaimed Dividends	22

10 - NOTICES		22
10.1	Notice to Shareholders	22
10.2	Notice to Joint Shareholders	23
10.3	Computation of Time	23
10.4	Undelivered Notices	23
10.5	Omissions and Errors	23
10.6	Persons Entitled by Death or Operation of Law	23
10.7	Waiver of Notice	24
10.8	Applicable Forum	24

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1 - DEFINITIONS

1.1 Definitions

In this By-law, and all other By-laws of the Corporation, unless the context indicates otherwise:

a)	“Act” means the Canada Business Corporations Act, or any statute which may be substituted therefor, including the regulations made thereunder as amended from time to time;

b)

“Applicable Securities Laws” means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province of Canada;

c)	“Articles” shall mean the articles of the Corporation and includes any amendments thereto;

d)	“Board” means the board of directors of the Corporation;

e)	“By-laws” means this by-law and all other by-laws of the Corporation in force and effect from time to time, and any amendments which may be made to such By-laws from time to time;

f)	“Director” means a director of the Corporation as defined in the Act;

g)	“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

h)	“Officer” means an officer of the Corporation as defined in the Act;

i)

“Person” includes an individual, a sole proprietorship, a partnership, an association, a labour organization, an organization, a trust, a body corporate and all individuals acting as a trustee, executor, curator or as any other legal representative;

j)

“Public Announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and

k)	“Shareholders Meeting” means an annual Shareholders Meeting or a special meeting of shareholders.

1.2 Interpretation

a)	words importing the singular number also include the plural and vice-versa; words importing the masculine gender include the feminine and vice-versa;

b)	all words used in this By-law and defined in the Act shall have the meanings given to such words in the Act or in the related parts thereof;

c)

this By-law is adopted pursuant to the Act, and is subject to, and must be read in conjunction with the Act. In the event of an inconsistency between a provision of this By-law and a provision of the Act, the latter shall prevail.

1.3 Execution in Counterpart, by Facsimile and by Electronic Signature

Subject to the Act, any notice, resolution, requisition, statement or other document required or permitted to be executed for the purposes of the Act, may be signed by way of electronic signature, by way of a facsimile signature or by way of signing several documents of like form by one or more Persons, and those documents, when duly signed by all Persons required or permitted to sign, as appropriate, shall constitute a single document for the purposes of the Act.

2 - GENERAL BUSINESS

2.1 Registered Office

The registered office of the Corporation shall be in the municipality or geographical township within Canada specified in the Articles or in a special resolution and at such location therein as the Board may from time to time determine.

2.2 Seal

The Corporation may have a seal, which shall be adopted and may be changed by the Board. The absence of a seal on a document of the Corporation does not render the document invalid.

2.3 Fiscal Year

Until changed by resolution of the Board, the financial year of the Corporation shall end on the 31st day of December in each year.

2.4 Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any Director or Officer of the Corporation. In addition, the Board may from time to time direct the manner in which, and the individual or individuals by whom, any particular instrument or class of instruments may or shall be signed.

Notwithstanding the foregoing, the secretary or any other Officer or any Director may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including certificates verifying copies of the Articles, By-laws, resolutions and minutes of meetings of the Corporation.

2.5 Banking Arrangements

The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more Officers or other individuals as the Board may designate, direct or authorize from time to time and to the extent thereby provided.

2.6 Voting Rights in Other Bodies Corporate

Any Officer or Director may execute and deliver proxies and take any other steps as in the Officer’s or Director’s opinion may be necessary or desirable to permit the exercise on behalf of the Corporation of voting rights attaching to any securities held by the Corporation. In addition, the Board may from time to time direct the manner in which and the individuals by whom any particular voting rights or class of voting rights may or shall be exercised.

3 - DIRECTORS

3.1 Duties of Directors

The Board shall manage, or supervise the management of the business and affairs of the Corporation.

3.2 Qualifications of Directors

No Person shall be a Director if he or she: (a) is less than 18 years of age; (b) is incapable; (c) is not an individual; or (d) has the status of a bankrupt. A Director is not required to hold shares of the Corporation.

3.3 Number of Directors

The Board shall consist of such number of Directors as shall be set out in the Articles or as may from time to time be determined by the Board in accordance with the Articles.

3.4 Quorum

A majority of the Directors in office constitutes a quorum at any meeting of the Board. If the Corporation has fewer than three Directors, all Directors must be present at any meeting to constitute a quorum at any meeting of the Board. In the absence of a quorum within the first fifteen (15) minutes following the start of the meeting, the Directors may only deliberate on the meeting’s adjournment. A quorum of Directors may exercise all the powers of the Board despite any vacancy on the Board.

3.5 Election and Term

Directors shall be elected by the shareholders at the first Shareholders Meeting and at each subsequent annual meeting at which an election of Directors is required, by an ordinary resolution adopted by a majority of the votes cast by shareholders able to vote on such resolution, and shall hold office until the next annual Shareholders Meeting or, if elected for an expressly stated term, for a term expiring no later than three (3) years following the election. The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairperson in accordance with section 7.17. If an election of Directors is not held at an annual Shareholders Meeting at which such election is required, the incumbent Directors shall continue in office until their resignation, replacement or removal.

If shareholders holding a certain class or series of shares have an exclusive right to elect one or more Directors, such number of Directors shall be elected by the majority of votes cast by the holders of such class or series of shares

3.6 Advance Notice for Nomination of Directors

a)

Subject only to the Act and the Articles, only individuals who are nominated in accordance with the procedures set out in this section 3.6 and who, at the discretion of the Board, satisfy the qualifications of a Director as set out in the Articles and By-laws of the Corporation shall be eligible for election as Directors of the Corporation. Nominations of individuals for election to the Board may be made at any annual Shareholders Meeting or at any special Shareholders Meeting if one of the purposes for which the special Shareholders Meeting was called was the election of directors. Such nominations may be made in the following manner:

i)	by or at the direction of the Board, including pursuant to a notice of meeting;

ii)

by or at the direction or request of one or more shareholders of the Corporation pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of meeting of the shareholders of the Corporation made in accordance with the provisions of the Act; or

iii)

by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided below in this section 3.6 and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this section 3.6.

b)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation.

c)	To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be made:

i)

in the case of an annual Shareholders Meeting, not less than 30 days prior to the date of the annual Shareholders Meeting; provided, however, that in the event that the annual Shareholders Meeting is to be held on a date that is less than 50 days after the date on which the first Public Announcement (the “Notice Date”) of the date of the annual Shareholders Meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

ii)

in the case of a special Shareholders Meeting (which is not also an annual Shareholders Meeting) called for the purpose of electing Directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first Public Announcement of the date of the special Shareholders Meeting was made.

d)	To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must set forth:

i)	the identity of the Nominating Shareholder and the number of voting securities held by the Nominating Shareholder;

ii)

if the Nominating Shareholder is not the beneficial owner of all of those voting securities, the identity of the beneficial owner and the number of voting securities beneficially owned by that beneficial owner;

iii)	with respect to the Nominating Shareholder and, if applicable, any beneficial owner referred to in Section 3.6(d)(ii), the following:

(1)

the class or series and number of any securities in the capital of the Corporation which are controlled, or over which control or direction is exercised, directly or indirectly, by the Nominating Shareholder or beneficial owner, and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares in the capital of the Corporation, any derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(2)

any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Nominating Shareholder or beneficial owner has a right to vote any shares in the capital of the Corporation on the election of directors;

(3)

in the case of a special Shareholders Meeting called for the purpose of electing Directors, a statement as to whether the Nominating Shareholder or beneficial owner intends to send an information circular and form of proxy to any shareholders of the Corporation in connection with the individual’s nomination; and

(4)

any other information relating to the Nominating Shareholder or beneficial owner that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of Directors pursuant to the Act and Applicable Securities Laws; and

iv)	as to each individual whom the Nominating Shareholder proposes to nominate for election as a Director:

(1)	the name, age, business address and residential address of the individual;

(2)	the principal occupation or employment of the individual;

(3)

the class or series and number of securities in the capital of the Corporation which are beneficially owned, or over which control or direction is exercised, directly or indirectly, by such individual as of the record date for the Shareholders Meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(4)

any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of Directors pursuant to the Act and Applicable Securities Laws.

e)	A Nominating Shareholders’ notice to the Secretary of the Corporation must also state:

i)

whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent Director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators (“NI 52-110”), Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Securities and Exchange Act of 1934, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges; and

ii)

whether, with respect to the Corporation, the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) or 1.5 of NI 52-110, Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Securities and Exchange Act of 1934, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges.

f)

In addition to the provisions of this section 3.6, a Nominating Shareholder and any individual nominated by the Nominating Shareholder must satisfy and comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

g)

Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of the by-laws of the Corporation; provided, however, that nothing in this section 3.6 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of Directors) at a Shareholders Meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a Shareholders Meeting the Directors nominated by the Nominating Shareholder, provided that all of the requirements of this section 3.6 have been satisfied.

h)

In addition to the provisions of this section 3.6, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

i)

Notwithstanding any other provision of this section 3.6, notice given to the Corporate Secretary of the Corporation may only be given by personal delivery or by email (at such email address set out in the Corporation’s issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Corporate Secretary of the Corporation at the address of the principal executive offices of the Corporation, or sent by email to such email address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this section 3.6. For greater certainty, nothing in this section 3.6 shall limit the right of the Directors to fill a vacancy among the Directors in accordance with section 3.10.

3.7 Removal of Directors

Subject to the Act, the shareholders may, by ordinary resolution passed by a majority of votes cast at a Shareholders Meeting, remove any Director or Directors and may at that meeting elect a qualified individual for the remainder of such term.

If shareholders holding a certain class or series of shares have an exclusive right to elect one or more Directors, a Director so elected may only be removed by ordinary resolution passed at a meeting of the shareholders holding such class or series of shares.

A Director whose removal is to be proposed at a Shareholders Meeting must be informed of the time and place of the meeting within the same delays as those prescribed for the calling of such meeting. Such Director may attend the meeting and be heard or, if not in attendance, may explain, in a written statement read by the individual presiding over the meeting or made available to the shareholders before or at the meeting, why he or she opposes the resolution proposing his or her removal. In addition, any vacancy created by the removal of a Director may be filled by a resolution of the shareholders at the Shareholders Meeting at which the Director is removed or, if it is not, at a subsequent meeting of the Board.

3.8 Cessation of Office

A Director ceases to hold office when he dies, resigns, is removed or becomes disqualified from holding office.

3.9 Resignation

A Director may resign from office by delivering or sending a written notice to the Corporation and such resignation becomes effective at the time the Director’s written resignation is received by the Corporation or at the time specified in the notice, whichever is later. A Director will immediately cease to hold office when such Director no longer meets the requirements to hold office as specified by the Act.

3.10 Vacancies

Subject to the Act and to the Articles, a quorum of Directors may fill a vacancy on the Board, except a vacancy resulting from:

a)	an increase in the number or the minimum or maximum number of Directors set out in the Articles; or

b)	a failure to elect the number of Directors required to be elected at any Shareholder Meeting.

If there is no quorum of Directors, or if there has been a failure to elect the number or minimum number of Directors required by the Articles, the Directors then in office shall forthwith call a special Shareholders Meeting to fill the vacancies on the Board. If the Directors refuse or fail to call a meeting or if there are no Directors then in office, the meeting may be called by any shareholder.

A Director appointed or elected to fill a vacancy holds office for the unexpired term of his or her predecessor.

3.11 Borrowings

The Board may, on behalf of the Corporation:

a)	borrow money upon the credit of the Corporation;

b)	issue, reissue, sell or pledge debt obligations of the Corporation;

c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any Person; and

d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

3.12 Action by the Board

Subject to the Act, the Board shall exercise its powers by or pursuant to a resolution passed at a meeting of the Board at which a quorum is present or approved in writing by all Directors in office.

3.13 Delegation

Subject to the Act, the Articles and any By-laws, the Board may from time to time delegate to a Director, a committee of the Board or an Officer all or any of the powers conferred on the Board by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

3.14 Resolution in writing

A resolution in writing, signed by all the Directors entitled to vote thereon is as valid as if it had been passed at a meeting of the Board or, as the case may be, of a committee of the Board. A copy of the resolution must be kept with the minutes of the meetings and the resolutions of the Board and its committees. Any such resolution may be signed in counterparts and if signed as of any date, shall be deemed to have been passed on such date.

3.15 Meetings by Telephone, Electronic or other Communication Facility

A Director may, if all of the Directors present or participating at a meeting consent, participate in a meeting of the Board or of a committee of the Board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A Director who participates in such meeting by such means is deemed to be present at that meeting.

3.16 Place of Meetings

Meetings of the Board are held at the registered office of the Corporation or at any other place within or outside of Canada, and in any financial year of the Corporation a majority of the meetings of the Board need not be held in Canada.

3.17 Calling of Meetings

Meetings of the Board shall be held from time to time at such place, on such day and at such time as the Board, the chairperson of the Board, the president, the secretary or any two Directors may determine. Meetings are called by the chairperson of the Board, the president or two Directors or by the secretary upon being asked to call such a meeting by the chairperson of the Board, the president or two Directors for the transaction of any business, the general nature of which is specified in the notice calling the meeting.

3.18 Notice of Meetings

The notice stating the time and place of the meeting and specifying any matter to be dealt with relating to powers which the Board may not delegate, shall be given to each Director at least 48 hours before the meeting is to occur. This notice does not have to be given in writing.

Any Director may waive a notice of a meeting of the Board. Attendance of a Director at a meeting of the Board constitutes a waiver of notice of such meeting unless the Director attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

3.19 First Meeting of New Board

Provided a quorum of Directors is present, each newly elected Board may without notice hold its first meeting following the Shareholders Meeting at which such Board is elected.

3.20 Adjourned Meeting

Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.21 Votes to Govern

Subject to the Act, at all meetings of the Board, any question shall be decided by a majority of the votes cast on the question and, in the case of an equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote. Any question at a meeting of the Board shall be decided by a show of hands unless a ballot is required or demanded.

3.22 Chairperson and Secretary

The chairperson of the Board or, in the chairperson’s absence, the president shall be chairperson of any meeting of the Board. If none of these Officers are present, the Directors present shall choose one of their number to be chairperson. The secretary of the Corporation shall act as secretary at any meeting of the Board and, if the secretary of the Corporation is absent, the chairperson of the meeting shall appoint an individual, who need not be a Director, to act as secretary of the meeting.

3.23 Remuneration and Expenses

The Directors shall be paid such remuneration for their services as Directors as the Board may from time to time authorize. In addition, the Board may authorize, by resolution, a special remuneration to a Director who executes specific or additional duties on behalf of the Corporation. The Directors shall also be entitled to be paid in respect of travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof or in otherwise serving the Corporation. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.24 Conflict of Interest

Subject to and in accordance with the provisions of the Act, a Director or Officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or an officer of, or has a material interest in, any Person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of Directors the nature and extent of such interest, and any such Director shall not attend any part of a meeting of Directors during which the contract or transaction is discussed and shall refrain from voting in respect thereof unless otherwise permitted by the Act. If no quorum exists for the purpose of voting on such a resolution only because a Director is not permitted to be present at the meeting due to a conflict of interest, the remaining Directors shall be deemed to constitute a quorum for the purposes of voting on the resolution.

3.25 Dissent

A Director who is present at a meeting of the Board or a committee of the Board is deemed to have consented to any resolution passed or action taken thereat unless:

a)	the Director requests that his or her dissent is entered in the minutes of the meeting;

b)	the Director sends a written dissent to the secretary of the meeting before the meeting is terminated; or

c)	the Director sends a dissent by registered mail or delivers it to the registered office of the Corporation immediately after the meeting is terminated.

A Director is not entitled to dissent after voting for or consenting to a resolution.

A Director who was not present at a meeting at which a resolution was passed is deemed to have consented thereto unless within seven days after becoming aware of the resolution of the Director,

a)	causes his or her dissent to be placed within the minutes of the meeting; or

b)	sends his or her dissent by registered mail or delivers it to the registered office of the Corporation.

4 - COMMITTEES

4.1 Committees of the Board

The Board shall establish an audit committee and may, by resolution, create one or more additional committees comprised of Directors and, subject to the limitations prescribed by the Act, may delegate to any such committee any of the powers of the Board.

4.2 Procedure

Subject to the Act and unless otherwise determined by a resolution of the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure. Each committee must provide the Board with a report concerning its activities if the Board makes such a request. The Board may cancel or modify any decision made by the committee.

4.3 Audit Committee

The Board shall appoint annually from among its number an audit committee to be composed of not fewer than three Directors, a majority of whom are not Officers or employees of the Corporation or any of its Affiliates, to hold office until the next annual Shareholders Meeting. In addition to the powers and duties provided in section 4.1, the audit committee shall have the powers and duties provided in the Act and other applicable laws.

5 - OFFICERS

5.1 Appointment of Officers

The Board may from time to time appoint a president, chief executive officer, chief operating officer, chief financial officer or secretary of the Corporation, or an individual holding a similar position, or any other individual designated as an Officer by a resolution of the Board. The Board may specify the duties of and, in accordance with this By-law and subject to the Act, delegate to such Officers powers to manage, or supervise the management of, the business and affairs of the Corporation other than any of the powers that may not be delegated as prescribed by the Act. An Officer may but need not be a Director and any individual may hold more than one office.

5.2 Disclosure of Interest

An Officer must disclose the nature and extent of any interest he or she has in a contract or transaction to which the Corporation is a party, in the same way that a Director must disclose such an interest pursuant to section 3.24. In the case of an Officer who is not a Director, disclosure must be made:

a)	forthwith after the Officer becomes aware that the contract or transaction or proposed contract or transaction is to be considered or has been considered at a meeting of Directors;

b)	if the Officer becomes interested after a contract is made or a transaction is entered into, forthwith after he or she becomes so interested; or

c)	if an individual who is interested in a contract or transaction later becomes an Officer, forthwith after he or she becomes an Officer.

5.3 Mandate

The Board may, at its own discretion, remove any Officer of the Corporation. Each Officer appointed by the Board will remain in office until his resignation, replacement, removal or death.

5.4 Employment Conditions and Remuneration

The Board shall fix, from time to time, by resolution, the terms of employment and the remuneration of the Officers it appoints.

6 - PROTECTION OF DIRECTORS AND OFFICERS

6.1 Indemnity of Directors and Officers

a)

The Corporation shall indemnify a Director or Officer of the Corporation, a former Director or Officer of the Corporation or another individual who acts or acted at the Corporation’s request as a Director or Officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

b)

The Corporation shall advance monies to such individual for the costs, charges and expenses of a proceeding referred to in paragraph (a) provided such individual agrees in advance, in writing, to repay the monies if the individual does not fulfill the conditions of paragraph (c).

c)	The Corporation may not indemnify an individual under paragraph (a) unless the individual:

i)

acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a Director or Officer or in a similar capacity at the Corporation’s request, as the case may be; and

ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

d)

The Corporation shall also seek the approval of a court to indemnify an individual referred to in paragraph (a), or advance monies under paragraph (b) in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which such individual is made a party because of the individual’s association with the Corporation or other entity as described in paragraph (a), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in paragraph (c).

6.2 Insurance

The Corporation may purchase and maintain insurance for the benefit of an individual referred to in section 6.1(a) against any liability incurred by the individual:

a)	in the individual’s capacity as a Director or Officer of the Corporation; or

b)	in the individual’s capacity as a Director or Officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

7 - MEETINGS OF SHAREHOLDERS

7.1 Annual Meetings

The annual Shareholders Meeting shall be held at such time in each year as the Board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual Shareholders Meeting, electing Directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

7.2 Special Meetings

The Board shall have the power to call a special Shareholders Meeting at any time, such meeting to be held on such day and at such time as the Board may determine. Any special Shareholders Meeting may be combined with an annual Shareholders Meeting.

7.3 Place of Meetings

Shareholders Meetings shall be held at such place as the Board may determine from time to time, provided that the Board may in its sole discretion determine that a meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility pursuant to section 7.4.

7.4 Participation in Meetings by Electronic, Telephonic or Other Means

A meeting may be held solely by means of equipment enabling all participants to communicate adequately at the meeting. In addition, any Person entitled to attend a Shareholders Meeting may participate in the meeting by means of any equipment enabling all participants to communicate adequately at the meeting. A Person participating in a meeting by such means is deemed present at the meeting. Any shareholder participating in a Shareholders Meeting by means of equipment enabling all participants to communicate adequately at the meeting may vote by any means enabling votes to be cast in a way that allows them to be verified afterwards.

7.5 Notice of Meetings

Any notice of a Shareholders Meeting specifying the time and place of the meeting must be sent, in writing and by any means providing proof of the date of receipt, to each Person entitled to vote at the meeting, each Director, and the auditor of the Corporation not less than 21 days and not more than 60 days before the meeting.

Notice of a Shareholders Meeting at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and the text of any special resolution or By-law to be submitted to the meeting. All business transacted at a special meeting of the shareholders and all business transacted at an annual Shareholders Meeting, except consideration of the financial statements and auditor’s report, the appointment of the auditor and the election of Directors, is deemed to be special business.

7.6 Waiver of Notice

A shareholder and any other Person entitled to attend a Shareholders Meeting may in any manner and at any time waive notice of a Shareholders Meeting, and attendance of any such Person at a Shareholders Meeting is a waiver of notice of the meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

7.7 Record Date for Notice

The Board may fix, in conformity with Applicable Securities Law requirements, in advance, not less than 21 days and not more than 60 days before the meeting, a record date for the purpose of determining the shareholders entitled to receive a notice of the meeting or entitled to vote at the meeting. Where no such record date for notice is fixed by the Board, the record date for notice shall be the close of business on the day immediately preceding the day on which notice is given.

Notice of any such record date fixed by the Board shall be given in the manner required by the Act.

7.8 Chair and Secretary

The chairperson of the Board or, if the chairperson is not present or if he or she declines or is unable to act, the president or, if the president is not present or if he or she declines or is unable to act, an individual designated by the Board shall preside as chair at any Shareholders Meeting, but, if no such individual is present within fifteen minutes after the time appointed for the holding of the meeting, the shareholders present shall choose an individual from their number to be the chair. The secretary of the Corporation shall act as secretary at any Shareholders Meeting or, if the secretary of the Corporation is not present or if he or she declines or is unable to act, the chairperson of the meeting shall appoint some individual, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson. Persons Entitled to be Present

The only Persons entitled to be present at a Shareholders Meeting shall be those entitled to vote thereat, the Directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-laws to be present at the meeting. Any other Person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

7.9 Quorum

A quorum of shareholders is present at a meeting of shareholders, provided that a quorum shall not be less than two Persons, if the holders of at least twenty-five percent (25%) of the shares of the Corporation entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting. If a quorum is not present at the time appointed for a Shareholder Meeting, or within such reasonable time thereafter as the shareholders present may determine, the chairperson of the Board or the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

7.10 Persons Entitled to Vote

The Persons entitled to vote at any meeting of shareholders shall be the Persons entitled to vote in accordance with the Act. The Board or chair of any Shareholders Meeting may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the Board or the chair of any Shareholders Meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote.

7.11 Proxies and Representatives

Every shareholder entitled to vote at a Shareholders Meeting may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, as the shareholder’s nominee to attend and act at the meeting in the manner, to the extent authorized and with the authority conferred by the proxy. A proxy shall be (a) signed in writing or by electronic signature by the shareholder or an attorney who is authorized by a document that is signed in writing or by electronic signature; or (b) if the shareholder is a body corporate, by an officer or attorney of the body corporate duly authorized. The chair of any Shareholders Meeting of shareholders may, but need not, at his or her sole discretion, make determinations as to the acceptability of proxies deposited for use at the Shareholders Meeting, including the acceptability of proxies which may not strictly comply with the requirements of these by-laws or otherwise, and any such determination made in good faith shall be final and conclusive.

Unless otherwise indicated, a proxy lapses one year after the date it is given. It may be revoked at any time in accordance with the Act.

A proxyholder or an alternate proxyholder has the same rights as the shareholder who appointed him or her to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternate proxyholder has conflicting instructions from more than one shareholder, to vote at such a meeting in respect of any matter by way of a show of hands.

7.12 Time for Deposit of Proxies

The Board may by resolution fix a time not exceeding 48 hours, excluding non-business days, preceding any meeting or adjourned Shareholder Meeting before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it shall have been received prior to the time of voting by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof. Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any Shareholders Meeting or the chairperson of the Board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the Shareholders Meeting or in any proxy circular and any such waiver made in good faith shall be final and conclusive. A proxy is valid only in respect of the meeting in respect of which it is given, including any adjournment or postponement thereof.

7.13 Joint Shareholders

If two or more Persons hold shares jointly, one of those holders present at a Shareholders Meeting may in the absence of the others vote the shares, but if two or more of those Persons who are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

7.14 Votes to Govern

Except as otherwise required by the Act and the Articles, all questions proposed for the consideration of shareholders at a Shareholders Meeting shall be determined by a majority of the votes cast by all who are entitled to vote.

7.15 Casting Vote

In case of an equality of votes at any meeting of shareholders, regardless of the manner of voting, the chairperson of the meeting shall not be entitled to a second or casting vote.

7.16 Show of Hands

Any question at a Shareholders Meeting shall be decided by a show of hands, unless a ballot is required or demanded as hereinafter provided. Upon a show of hands, every Person who is present and entitled to vote thereon shall have one vote. Whenever a vote by any means other than by ballot is taken, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

7.17 Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson may require, or any shareholder or proxyholder may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each Person present shall be entitled, in respect of the shares which the Person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

7.18 Advance Notice for Proposals

a)

No business may be transacted at an annual Shareholders Meeting, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual Shareholder Meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this section 7.18. For business to be properly brought before an annual Shareholder Meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of Directors shall be submitted to the Corporation in accordance with the requirements set forth in section 3.6. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

b)

At a special Shareholders Meeting, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board may be made at a special Shareholders Meeting at which Directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with section 3.6.

7.19 Adjournment and Termination

The chair of the Shareholders Meeting or the chairperson of the Board may adjourn the meeting from time to time and from place to place and may terminate the Shareholders Meeting on completion of the business for which it was called as set out in the notice of meeting. If a Shareholders Meeting is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a Shareholders Meeting is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

7.20 Storage of Ballots and Proxies

The Corporation must, for at least three months after a Shareholders Meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation. Unless otherwise determined by the Board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place.

8 - SECURITIES AND CERTIFICATES

8.1 Issuance of Securities

Subject to the Articles, the Act and any pre-emptive right granted to shareholders, the Board may from time to time issue or grant options to purchase or rights to acquire unissued shares of the Corporation at such times and to such Persons and for such consideration as the Board shall determine. The Board may, by resolution, accept subscriptions, issue and allot unissued shares from the Corporation’s share capital and grant exchange rights, options or acquisition rights with respect to those shares.

8.2 Payment of Shares

A share shall not be issued until the consideration for the share is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money. Shares may only be considered paid if consideration equal to the issue price determined by the Board has been paid to the Corporation.

A promissory note or a promise to pay made by a Person to whom shares are issued, or a Person who does not deal at arm’s length, within the meaning of that expression in the Income Tax Act (Canada), with a Person to whom shares are issued does not constitute consideration for the shares.

8.3 Securities Register

The Corporation or its transfer agent shall maintain a register of shares and other securities in which it records the shares and other securities issued by it in registered form, showing with respect to each class or series of shares and other securities:

a)	the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

b)	the number of shares or other securities held by each holder; and

c)	the date and particulars of the issue and transfer of each share or other security.

8.4 Register of Transfer

The Corporation shall cause to be kept a register of transfers in which all transfers of securities issued by the Corporation in registered form and the date and other particulars of each transfer shall be set out.

8.5 Registration of Transfer

Subject to the Act, no transfer of a share shall be registered in a securities register of the Corporation except: (a) upon presentation of the certificates (or, where applicable, other evidence of electronic, book-based, direct registration service or other non-certificated entry of position on the applicable register of securityholders) representing such share with an endorsement or completed transfer power of attorney which complies with the Act made thereon or delivered therewith duly executed by an appropriate Person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board or the Corporation’s transfer agent may from time to time prescribe; (b) upon payment of all applicable taxes and reasonable fees prescribed by the Board, if any; (c) upon compliance with such restrictions on transfer as are authorized by the Articles, if any; (d) upon satisfaction of any lien on such shares; and (e) upon compliance with and satisfaction of such other requirements as the Corporation or its transfer agent may reasonably impose.

8.6 Registered Ownership

Subject to the Act, the Corporation may treat the registered holder of a security as the Person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of a holder of the security. The Corporation may, however, treat as the registered holder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his, her or its authority to exercise the rights relating to a security of the Corporation.

8.7 Security Certificates

A security issued by the Corporation may be represented by a security certificate or may be an uncertificated security. A certificated security is represented by a paper certificate in registered form, and an uncertificated security is represented by an entry in the securities register in the name of the securityholder.

Unless otherwise provided in the Articles, the Directors of a Corporation may provide by resolution that any or all classes and series of its shares or other securities shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Corporation.

8.8 Certificated Securities

In the case of certificated securities, the Corporation shall issue to the securityholder, without charge, a certificate in registered form.

Security certificates shall be in such form as the Board may from time to time approve in accordance with the requirements of the Act.

Subject to any resolution of the Board providing otherwise, the security certificates of the Corporation shall be signed by at least one of the following persons: (a) a Director or Officer of the Corporation; (b) a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; or (c) a trustee who certifies it in accordance with a trust indenture. The signature may be printed or otherwise mechanically reproduced on the security certificate.

In the absence of any evidence to the contrary, the certificate is proof of the securityholder’s title to the security represented by the certificate.

Share certificates need not be under corporate seal.

8.9 Electronic, Book-Based or Other Non-Certificated Registered Positions

A registered securityholder may have such securityholder’s holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other noncertificated entry or position on the applicable register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation in conjunction with its applicable agent. The Corporation and its applicable agent may adopt such policies and procedures, appoint such other persons and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a securities registration system by electronic, book-based, direct registration system or other non-certificated means.

8.10 Replacement of Securities Certificates

Subject to the provisions of the Act, the Board or any Officer or agent designated by the Board may in the discretion of the Board or that Person direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate for a certificated security claimed to have been lost, apparently destroyed or wrongfully taken on payment of such fee, prescribed by or in accordance with the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.11 Joint Shareholders

If two or more Persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such Persons shall be sufficient delivery to all of them. Any one of such Persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.12 Deceased Securityholders

In the event of the death of a holder, or of one of the joint holders, of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation or it transfer agent.

9 - DIVIDENDS AND RIGHTS

9.1 Dividends

Subject to the provisions of the Act and the Articles, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid, in whole or in part, in money or property or by issuing fully paid shares or options or rights to acquire fully paid shares of the Corporation.

If shares of the Corporation are issued in payment of a dividend, the Corporation may add all or part of the value of those shares to the stated capital account of the Corporation maintained or to be maintained for the shares of the class or series issued in payment of the dividend.

The Corporation may not declare and pay a dividend, except by issuing shares or options or rights to acquire shares, if there are reasonable grounds for believing that (a) the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the Corporation’s assets would thereby be less than the aggregate of (i) its liabilities; and (ii) its stated capital of all classes.

The Corporation may deduct from the dividends payable to a shareholder any amount due to the Corporation by the shareholder, on account of calls for payment or otherwise.

9.2 Dividend Cheques

A dividend payable in cash may be paid by cheque drawn on the Corporation’s banks or by electronic means to the order of each registered holder of shares of the class or series in respect of which it has been declared. Cheques may be sent by prepaid ordinary mail to such registered holder at such holder’s address recorded in the Corporation’s securities register, unless in each case such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address is recorded in the Corporation’s securities register in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque, in such manner, unless the cheque is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 Non-receipt or Loss of Cheques

In the event of non-receipt or loss of any dividend cheque by the Person to whom it is sent, the Corporation shall issue to such Person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.4 Record Date for Dividends and Rights

The Board may fix, in advance, in accordance with Applicable Securities Law requirements, a record date for the determination of the shareholders entitled to receive dividends.

9.5 Unclaimed Dividends

Any dividend unclaimed after a period of two years from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.

10 - NOTICES

10.1 Notice to Shareholders

Unless the Act or these By-laws provide otherwise, any notice, document or other information required or permitted by the Act, the regulations, the Articles or these By-laws to be sent to a shareholder, may be sent by any one of the following methods: (i) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of fax, e-mail, or other form of electronic transmission, (iii) by providing or posting the notice, document or other information on or making it available through a generally accessible electronic source and providing notice of the availability and location of the notice, document or other information to the shareholder via any of the methods specified in (i) and (ii) above, including by mail, delivery, fax, e-mail or other form of electronic transmission, or (iv) by any other method permitted by applicable law. A notice to a shareholder shall be deemed to be received as follows: (A) if given by hand delivery, when actually received by the shareholder; (B) if sent through the mail addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, at the time it would be delivered in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, when delivered to such service; (D) if faxed, when sent to a number at which the shareholder has consented to receive notice and evidence of delivery confirmation is received by sender’s facsimile device; (E) if by e-mail, when sent to an e-mail address at which the shareholder has consented to receive notice; (F) if sent by any other form of electronic transmission, when sent to the shareholder; (G) if sent by posting it on or making it available through a generally accessible electronic source referred to in subsection 10.1(iii), on the day such Person is sent notice of the availability and location of such notice, document or other information is deemed to have been sent in accordance with (A) through (F) above; or (H) if sent by any other method permitted by applicable law, at the time that such Person is deemed to have received such notice pursuant to applicable law. If a shareholder has consented to a method for delivery of a notice, document or other information, the shareholder may revoke such shareholder’s consent to receiving any notice, document or information by fax or e-mail by giving written notice of such revocation to the Corporation.

10.2 Notice to Joint Shareholders

If two or more Persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such Persons shall be sufficient notice to all of them.

10.3 Computation of Time

In computing the date when notice must be sent under any provision requiring a specified period of days’ notice of any meeting or other event, the period of days shall commence on the day following the sending of such notice and shall terminate on the day preceding the date of the meeting or other event provided that the last day of the period shall not be a non-business day.

10.4 Undelivered Notices

If any notice given to a shareholder pursuant to section 10.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notice to such shareholder until such shareholder informs the Corporation in writing of the shareholder’s new address.

10.5 Omissions and Errors

The accidental omission to give or send any notice to any shareholder, Director, Officer or auditor, or the non-receipt of any notice by any such Person or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

10.6 Persons Entitled by Death or Operation of Law

Every Person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, shall become entitled to any share or other security, shall be bound by every notice in respect of such security which shall have been duly given or sent to the securityholder from whom the Person derives title to such share prior to that Person’s name and address being entered on the securities register (whether such notice was given or sent before or after the happening of the event upon which that Person becomes so entitled) and prior to that Person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

10.7 Waiver of Notice

Any shareholder (or shareholder’s duly appointed proxyholder), Director, Officer or auditor may at any time waive the giving or sending of any notice, or waive or abridge the time for any notice, required to be given to that Person under any provision of the Act, the Articles, the By-laws or otherwise and such waiver or abridgement shall cure any default in the giving or sending or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or given by electronic signature and may be sent by electronic means, except a waiver of notice of a Shareholders Meeting or meeting of the Board which may be given in any manner. A shareholder and any other Person entitled to attend a Shareholders Meeting may in any manner and at any time waive notice of a Shareholders Meeting, and attendance of any such Person at a Shareholders Meeting is a waiver of notice of the meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8 Applicable Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the Province of Ontario and the appellate courts therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation; (c) any action or proceeding asserting a claim arising out of any provision of the Act or the articles or the by-laws of the Corporation (as either may be amended from time to time); or (d) any action or proceeding asserting a claim or otherwise related to the affairs of the Corporation. Unless the Corporation consents in writing to the selection of an alternative forum, and without limiting the generality of the foregoing sentence, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the Securities Act of 1933, as amended. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed other than with the designated court (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (x) the personal jurisdiction of the court in connection with any action or proceeding brought in in any such court to enforce the preceding sentence, and (y) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. Any person or entity purchasing or otherwise acquiring any interest in common shares in the capital of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.8.

The foregoing By-law was adopted by the Board of Directors of the Corporation pursuant to the provisions of the Canada Business Corporations Act on June 9, 2020, ratified by the shareholders on June 16, 2020 and became effective as of June 26, 2020.